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                              EX-10.4


                      SHAREHOLDERS' AGREEMENT


          This SHAREHOLDERS' AGREEMENT is made as of June     , 1997 by and
among SETECH, Inc., a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware ("Corporation"), Michael S. Burnham, Jr., a resident of Shelby County, Tennessee ("Burnham"), and Thomas N. Eisenman, a resident of Davidson County, Tennessee ("Eisenman").

          WHEREAS, pursuant to its Charter, the Corporation has authorized capital stock consisting of Ten Million shares of Common Stock, $.01 par value ("Stock");

          WHEREAS, the Corporation, in connection with the acquisition of Lewis Supply Company, Inc. ("LSCI") pursuant to that certain Stock Purchase Agreement among the Corporation, Burnham and others, dated as of the date hereof (the "Stock Purchase Agreement"), has agreed to issue, in partial consideration for the sale by Burnham of all his shares of the capital stock of LSCI, 285,714 shares of Stock to Burnham ("Burnham's Stock"), of which 225,102, shares have been issued to Burnham concurrently herewith;

          WHEREAS, Eisenman owns 324,016 shares of Stock ("Eisenman's Stock");

          WHEREAS, the parties hereto believe that it is in their respective and mutual best interests to make provision for certain matters concerning Stock owned by Burnham and Eisenman; and

          WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements.

          NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     Section 1. TERM OF AGREEMENT. This Agreement shall be effective as of the date first above written and shall, except as otherwise expressly provided herein, terminate on the earlier of:

     (i) June 30, 2000; or

     (ii) the unanimous written agreement of the parties hereto.

Sections 4 and and 5 hereof shall earlier terminate in the event of a closing of a Public Offering.

     Section 2.     REGISTRATION RIGHTS.

     (a) If after the date hereof the Corporation closes a Public Offering and after such closing, but prior to June 30, 2000, proposes to register any of its Stock under the Securities Act of 1933 (the "1933 Act") for sale to the public, whether for its own account or for the account of other holders of Stock or both, the Corporation will use its best efforts to cause Burnham's Stock to be included in the securities to be covered by the registration statement proposed to be filed by the Corporation, pro rata with any shares of Stock held by other holders of Stock to be included in such registration. In connection with any such registration, Burnham will furnish to the Corporation in writing such information with respect to himself as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws. Burnham will indemnify and hold harmless the Corporation, its agents, officers and directors, against all losses, claims, damages or liabilities, joint or several, to which the Corporation or any such agent, officer or director may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which shares of Burnham's Stock were registered pursuant to this Section 2, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading; provided, however, that Burnham will be liable hereunder if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Burnham, furnished in writing to the Corporation by Burnham specifically for use in such registration statement. All expenses incurred in connection with the registration of Burnham's Stock shall be paid by the Corporation, provided, however, that the Corporation's obligation to pay attorney's fees for any counsel retained by Burnham shall be limited to $2,500 of reasonable attorney's fees.

     (b)  Notwithstanding the provisions of Section 2(a),

     (i) if no other outstanding Stock of any selling shareholder (other than Burnham) of the Corporation is included in a registration statement, the Corporation shall not be required to include Burnham's Stock in the securities covered by such registration statement if it is a form of registration statement which limits the amount of securities which may be registered by the issuer and/or selling security holders; and

     (ii) if the offering being registered by the Corporation is underwritten and if no other outstanding Stock of any selling shareholder of the Corporation is included therein and if the representative of the underwriters certifies in writing that the inclusion therein of Burnham's Stock would materially and adversely affect the sale by the Corporation of of Stock to be issued and sold by the Corporation thereunder, the public offering of Burnham's Stock included in such registration statement shall be delayed for a period of 90 days after the commencement of the underwritten public offering, provided that the representative of the underwriters certifies in writing that such delayed offering would not materially and adversely affect the sale of the securities to be sold and issued by the Corporation or, if the representative of the underwriters will not so certify, Burnham shall not be permitted to participate in the registration.

     (iii) the Corporation shall not be required to effect a registration of shares of Burnham's Stock under Section 2(a) of this Agreement if in the written opinion of counsel to the Corporation, which counsel and the opinion so rendered shall be reasonably acceptable to Burnham, Burnham may sell without registration under the 1933 Act all Burnham's Stock for which Burnham requested registration under the provisions of the 1933 Act and in the quantity in which Burnham's Stock was proposed to be sold.

     For purposes of this SECTION 2, in the event that the Stock shall be subdivided into a greater number of shares of Stock, the number of shares of Burnham's Stock available for registration in effect immediately prior to each such subdivision, simultaneously with the effectiveness of such subdivision, shall be proportionately increased. Conversely, in the event that the Stock shall be combined into a smaller number of shares of Stock, the number of shares of Burnham's Stock available for registration in effect immediately prior to each such combination, simultaneously with the effectiveness of such combination, shall be proportionately reduced.

     Section 3. PUT RIGHT OF BURNHAM. Burnham shall have the right to demand that the Corporation repurchase Burnham's Stock at a price of $2.00 per share (subject to adjustment as set forth below); PROVIDED, HOWEVER, that Burnham may exercise such right to demand repurchase only (i) upon a Change in Control of the Corporation (as hereinafter defined), or (ii) after April 30, 2000 in the event that the Corporation has not made a Public Offering prior to that date.

     For purposes of this SECTION 3, in the event that the Stock shall be subdivided into a greater number of shares of Stock, the purchase price in effect immediately prior to each such subdivision, simultaneously with the effectiveness of such subdivision, shall be proportionately reduced. Conversely, in the event that the Stock shall be combined into a smaller number of shares of Stock, the purchase price in effect immediately prior to each such combination, simultaneously with the effectiveness of such combination, shall be proportionately increased.

     For purposes of this SECTION 3, "Change in Control" shall mean an event not approved by Burnham in which:

          (i) the Corporation effects any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Corporation; or

          (ii) the Company effects any consolidation or merger involving the Corporation; PROVIDED, HOWEVER, that in the event of a merger of any entity into the Corporation or the acquisition by the Corporation of such entity, no Change in Control shall occur so long as (a) the Corporation is the surviving entity, and (b) the holders of voting stock of the Corporation immediately prior to such merger or acquisition are the holders of not less than a majority of the voting stock of the Corporation immediately following such merger or acquisition; or

          (iii) any person or group of persons acquires not less than thirty five percent (35%) of the Corporation's voting securities without prior approval of the Corporation's board of directors or, after completion of a Public Offering, any person or group of persons acquires not less than twenty percent (20%) of the Corporation's voting securities without prior approval of the Corporation's board of directors; or

          (iv) the current Board of Directors of the Corporation (including any new members elected or reelected in the ordinary course of business at an annual or special shareholders meeting) cease to comprise a majority of the Board of Directors of the Corporation.

     Notwithstanding the provisions of Section 1 hereof, the rights of Burnham under this Section 3 shall not terminate June 30, 2000 and shall terminate the earlier of:

          (x) the completion hereafter of a Public Offering; or

          (y) the termination for "cause" (as defined in that certain Employment Agreement between the Corporation and Burnham of even date herewith) of Burnham's employment with the Coroporation, in which event Burnham may exercise the put right hereunder by written notice to the Corporation delivered no later than 15 days following the date of such termination and the Corporation shall make payment therefor (upon delivery of the applicable stock certificates) no later than 15 days following delivery of such notice; or

          (z) cessation of Burnham's employment with the Corporation for any other reason (e.g., involuntary termination, death or permanent disability), in which event Burnham may exercise the put right hereunder by written notice to the Corporation delivered no later than 180 days following the date of such employment cessation and the Corporation shall make payment therefor (upon delivery of the applicable stock certificates) no later than 180 days following delivery of such notice.
     Section 4.     RIGHT OF FIRST REFUSAL.

       (a) Burnham hereby agrees not to transfer, sell, convey, exchange, pledge or otherwise dispose of any shares of Stock owned by him except in compliance with this Section 4.

       (b) If Burnham desires to transfer, sell, convey, exchange, pledge or otherwise dispose of any shares of Stock other than:

          (i)       pursuant to Section 3; or

          (ii) in connection with the registration of such shares in accordance with the 1933 Act; or

          (iii) to a Permitted Transferee (as defined in Section 9), subject to the provisions of Section 4(d) and 9 hereto; or

          (iv) in a "brokers' transaction" as presently defined in Rule 144 of the Securities and Exchange Commission (the "SEC"); or

          (v) in any sale transaction in which Eisenman participates pursuant to Section 5 hereof

Burnham shall first give written notice to the Corporation to the effect that Burnham wishes to dispose of such Stock, stating the price at and other material terms upon which Burnham wishes to dispose of such Stock and the proposed transferee of such Stock, and offering to sell such Stock first to the Corporation pursuant to this Section 4 at the price and on the other material terms described in such notice.

     The Corporation shall give written notice to Burnham within ten (10) days of receipt of the notice described above as to whether it accepts such offer with respect to all or a portion of the Stock.

     (c) In the event that Burnham's offer under (b) to sell to the Corporation has not been accepted by the Corporation as to all of the shares of Stock offered in accordance with this Section 4, Burnham may agree to sell such shares of Stock as to which the offer was not accepted by the Corporation at not less than one hundred percent (100%) of the price, but otherwise on the terms, stated in such Burnham's notice, at any time up to ninety (90) days after such Burnham's notice, to the transferee specified in such notice. Thereafter the provisions of this Section 4 shall again apply.

     (d) Anything herein to the contrary notwithstanding, Burnham may transfer, sell, convey, exchange, pledge or otherwise dispose of any Stock to a Permitted Transferee (as defined in Section 9) provided that prior to such transfer such spouse, child, parent or trust agrees to be bound by the restrictions of this Section 4 of this Agreement.
     Section 5.     CO-SALE.

     (a) Neither Burnham nor Eisenman will sell (the "selling shareholder") any shares of Stock (other than: (x) to Permitted Transferee, in which event any shares of Stock acquired by such Permitted Transferee shall remain subject to the other shareholder's co-sale rights pursuant to this Section 5; (y) in a registered public offering; or (z) in accordance with Rule 144 promulgated under the 1933 Act), except to a transferee who is willing to purchase such shares of Stock as part of a transaction in which a pro rata portion of the aggregate number of shares of Stock being purchased by such transferee is being purchased from other shareholder if he chooses to participate in such transaction (such pro rata portion to be computed with respect to Burnham and Eisenman by multiplying the aggregate number of shares of Stock to be purchased by such transferee by a fraction (i) the numerator of which is the number of shares of Stock held by the other shareholder, and (ii) the denominator of which is the total number of shares of Stock held collectively by the selling shareholder and the other shareholder).

     (b) In the event that a selling shareholder proposes to consummate a sale of shares of Stock that is subject to the other shareholder's co-sale rights, he will give written notice (the "Co-Sale Notice") to the other shareholder, stating the material terms of the offer. If the other shareholder wishes to participate in such sale as to his pro rata portion, he shall give the selling shareholder(s) notice to such effect within fifteen (15) days after receipt of the Co-Sale Notice.

     (c) Burnham's and Eisenman's co-sale rights shall terminate: (x) as to any shares of shares of Stock sold by the other shareholder in a "brokers' transaction" as presently defined in Rule 144 of the SEC; and (y) as to any shares of Stock sold in a transaction in which other shareholder elected not to exercise his co-sale rights under this Section 5.

     Section 6. REPRESENTATIONS OF THE CORPORATION. The Corporation represents and warrants to Burnham as follows:

     (a) The financial statements and any accompanying notes contained in the annual report of the Corporation filed with the SEC on Form 10-K for the fiscal year ended June 30, 1996 and in the quarterly reports on Form 10-Q filed with the SEC after the filing of the annual report fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Corporation and its subsidiaries on a consolidated basis as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, in all material respects.

     (b) The Corporation has fully provided Burnham with all the information that Burnham has requested for deciding whether to acquire the shares of Stock in partial consideration for the sale of his shares of the capital stock of LSCI and all information that the Corporation believes is reasonably necessary to enable Burnham to make such decision. To the Corporation's knowledge, neither this Agreement, the Stock Purchase Agreement nor any other statements or certificates made or delivered in connection herewith or therewith or in any of the Corporation's filings with the SEC referenced in preceding subparagraph
(a) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, nor has there occurred since the date of such filings any material adverse change (considered with respect to the entire business of the Corporation and its subsidiaries) in the information contained therein, including information under the caption "Titan's Operations" in the Management's Discussion and Analysis or Plan of Operation.

     (c) No officer or director of the Corporation is subject to a complaint or proceeding by the SEC.

     (d) Except with respect to the transactions which are the subject of the Stock Purchase Agreement, the Corporation is not presently engaged in active negotiations with any person or entity with respect to any merger or acquisition of or by the Corporation with or into any other entity.

     Section 7. REPRESENTATIONS AND WARRANTIES OF BURNHAM. Burnham hereby represents and warrants to the Corporation that:

     (a) He is acquiring the shares of Stock for investment and not with a view to the resale or distribution of any part thereof, and that Burnham has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Burnham further represents that such Burnham does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Stock.

     (b) He has had an opportunity to ask questions and receive answers from the Corporation regarding the Stock and the business, properties, prospects and financial condition of the Corporation.

     (c) He can bear the economic risk of investment in the Stock, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Stock.

     (d) He is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

     (e) The shares of Stock he is acquiring are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act, only in certain limited circumstances. In this connection, he further represents that he is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.
     Section 8. NOTICES. Any and all notices provided for herein shall be sufficient if in writing and delivered personally, sent by certified or registered mail, return receipt requested, first-class postage prepaid, sent by overnight delivery service with proof of delivery, or sent by facsimile, provided the facsimile is confirmed by certified or registered mail or expedited delivery service in the manner previously described, to its principal office if to the Corporation, and to its address as reflected in the stock records of the Corporation if to Burnham, unless notice of a change of address is furnished to all parties in the manner provided this SECTION 8. Any notice shall be deemed to have been given either at the time of personal delivery or, in the case of mail delivery service, as of the date of delivery, or in the case of facsimile, upon receipt.

     Section 9.     MISCELLANEOUS.

               A. No change or modification of this Agreement, including this provision, shall be valid unless the same is in writing and signed by all parties hereto. No waiver of any provision of this Agreement, including this provision, shall be valid unless in writing and signed by the person against whom sought to be enforced, The failure of any party at any time to insist upon strict performance of any condition, promise, agreement, or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement, or understanding at a future time.

               B. This Agreement sets forth all the promises, agreements, conditions, understandings, warranties, and representations among the parties hereto with respect to the shares of Stock, and there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among them with respect to the shares of Stock other than as set forth herein. Any and all prior agreements with respect to the shares of Stock of the Corporation are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the shares of Stock and other matters addressed herein.

               C. The rights of Burnham under Sections 2, 3 and 5 and the rights of Eisenman under Section 5 hereof are personal to Burnham and Eisenman and may not be assigned or transferred without the prior written consent of the Corporation, except that such rights are transferable and assignable, upon and with respect to a transfer and assignment by Burnham or Eisenman in increments of not less than 1,000 shares (subject to adjustment as set forth above), to any or all of his spouse, children or estate or a trust created by Burnham or Eisenman exclusively for the benefit of any or all of his spouse, children or estate ("Permitted Transferees").

               D. For purposes of this Agreement, "Public Offering" means an underwritten public offering of the Corporation's Common Stock yielding net proceeds to the Corporation of at least $10,000,000 resulting in: (a) the listing of the Corporation's Common Stock on the New York Stock Exchange or the American Stock Exchange, (b) the designation or approval for designation (upon notice of issuance) of the Corporation's Common Stock on NASDAQ/NMS; or (c) listing or designation of the Corporation's Common Stock upon any other exchange designated by order of the Commissioner of Insurance of the State of Tennessee pursuant to Section 3(a)(9) of the Tennessee Securities Act of 1980.

               E. The certificates evidencing shares of Burnham's Stock and Eisenman's Stock shall bear a legend substantially as follows:

          (a) "These securities have not been registered under the Securities Act of 1933, as amended. These securities are subject to the terms and conditions of that certain Shareholders' Agreement among the Corporation,
     Thomas N. Eisenman and Michael S. Burnham, Jr. dated as of June     ,
     1997. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the SETECH that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     (b) Any legend required by the laws of the States of Tennessee or the 1933 Act.

               E. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

          IN WITNESS WHEREOF, the Corporation and Burnham have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                              CORPORATION:

                              SETECH, Inc.


                              By:
                                   Thomas N. Eisenman, President

                              BURNHAM:


                                   Michael S. Burnham, Jr.


                              EISENMAN:


                                   Thomas N. Eisenman